BILL OF SALE
(Tower Steel to EMEGC)

THIS BILL OF SALE is executed this 14th day of April, 2005, by ALLIANCE TOWERS, INC. ("Assignor"), a Florida corporation, to E.M. ENTERPRISES GENERAL CONTRACTORS, INC. ("Assignee"), a Florida corporation.

WITNESSETH:

Reference is made to the non-installed and non-erected steel and related materials for construction of telecommunications towers stored in the Damascus, Georgia area and described on the attached Exhibit A (the "Tower Steel"). Assignor, for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby sell, transfer, assign and deliver to Assignee the entire right, title and interest of Assignor in, to and under the Tower Steel, free and clear of any and all liabilities (fixed or contingent), obligations, mortgages, liens, security interests, encumbrances, pledges, leases, claims, charges, restrictions, conditions, conditional sale contracts and any other adverse interests or encumbrances of any kind whatsoever.

TO HAVE AND TO HOLD unto Assignee, its legal representatives, successors and assigns forever; and Assignor does covenant to and with the Assignee, its legal representatives, successors and assigns, as follows:

FIRST. That Assignor is the lawful owner of the Tower Steel and has good right to convey the same free and clear of all liens and encumbrances whatsoever.

SECOND. That Assignee shall quietly possess and enjoy the Tower Steel without hindrance, obstruction or interference of any kind by any persons whomsoever.

THIRD. That Assignor shall execute or procure any further necessary assurances of the title to the Tower Steel.

IN WITNESS WHEREOF, Assignor has duly executed this Bill of Sale.

ALLIANCE TOWERS, INC.

By: ______________________
Name: ROBERT SANDBORG
Title: PRESIDENT

Exhibit A
to
Bill of Sale

Description of Tower Steel

	MFG	MFG ID	HT OR FOOTAGE REMAINING
1	Sabre	01-09136	320 LF*
2	Sabre	01-08047	40LF
3	Sabre	01-08065	60LF
4	Sabre	01-05116	320 LF*
5	Sabre	00-04077	320 LF*
6	Sabre	01-09137	320 LF*
7	Sabre	01-09142	320 LF*
8	Sabre	01-09135	60LF
9	Sabre	01-09143	320 LF*
10	Sabre	00-02016	300 LF*
11	Sabre	01-05121	60LF
12	Sabre	00-03128	70 LF
13	Sabre	00-03131	60LF
14	Cellxion	TCWN0050	40LF
15	Sabre	01-05086	40LF
16	Sabre	01-08042	40LF
17	Sabre	01-08092	0

* Complete Towers